Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 24, 2022, with respect to the consolidated financial statements of Steakholder Foods Ltd. (formerly  MeaTech 3D Ltd.) incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel
August 24, 2022